EXHIBIT 10.4

[**] Marked information has been omitted from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

AGREEMENT AND BILL OF SALE

AGREEMENT AND BILL OF SALE (the "Agreement"), dated as of May 1, 2019 (the "Effective Date"), is entered into by and between Manhattan Scientifics, Inc., a Delaware corporation, with a primary address of The Chrysler Building, 26th Floor, 405 Lexington Avenue, New York, New York 10174 ("Seller"), and [**] with a primary address of [**] ("Buyer").

RECITALS

A. Seller desires to sell, assign, convey, transfer and deliver all of Seller's right, title and interest in and to the equipment, contracts, and associated component parts as listed on Exhibit A (the "Transferred Assets"), which is attached hereto and incorporated herein by reference.

B. Seller, Buyer and certain of their affiliates plan to enter into a certain Overarching Agreement in connection with this Agreement and other transactions (the “Overarching Agreement”).

C. The parties desire to enter into a written agreement to memorialize their intentions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Sale of Equipment and Parts. Seller does hereby grant, bargain, transfer, sell, assign, convey, and deliver to Buyer all of Seller's right, title, and interest in, to, and under the Transferred Assets, free and clear of all liens, to have and to hold the same unto Buyer, its successors and assigns, forever.

2. Payment. The consideration for the purchase of the Transferred Assets is included in Section 3 of the Overarching Agreement.

3. Delivery. The Transferred Assets shall remain at Seller’s facility located in Golden, Colorado (the "Delivery Point"). will be made available within a reasonable time after the date of this Agreement. Buyer shall automatically take delivery of the Transferred Assets at the Delivery Point on the Effective Date. Buyer will be responsible for reasonable costs and expenses associated with the breakdown, packaging and shipping of the Transferred Assets.

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4. Title and Risk of Loss. Title and risk of loss passes to Buyer upon delivery of the Transferred Assets by Seller on the Effective Date. Seller hereby irrevocably authorizes the Buyer at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Transferred Assets, including any financing or continuation statements or other documents for the purpose of perfecting, conforming, continuing, enforcing or protecting the Transferred Assets hereunder, without the signature of the Seller where permitted by law.

5. Warranties. Seller warrants to Buyer that the Transferred Assets are free and clear of all liens, security interests, or other encumbrances. Seller further warrants that except as set forth on Exhibit B attached hereto and incorporated herein the Transferred Assets are structurally sound, in good operating condition and repair, and are adequate for the uses to which they are being put, and none of the Transferred Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Seller further warrants that no approval of any third party is required for Buyer to have, use and operate the Transferred Assets as intended. These warranties shall survive any delivery, inspection, acceptance or payment for the Transferred Assets by Buyer. These warranties are cumulative and in addition to any other warranty provided by law or equity. Any applicable statute of limitations runs from the date the Buyer discovers, or by exercise of reasonable diligence should have discovered, the noncompliance of the Transferred Assets with the foregoing warranties.

6. Indemnity. Each party (the "Indemnifying Party") shall indemnify, hold harmless, and defend the other party and its managers, officers, directors, employees, agents, affiliates, successors and permitted assigns (collectively, the "Indemnified Party") against all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including professional fees and reasonable attorneys' fees that are incurred by the Indemnified Party (collectively the "Damages"), arising out of any third-party claim alleging: (a) a material breach or non-fulfillment of any material representation, warranty, or covenant set forth in this Agreement by the Indemnifying Party; (b) any grossly negligent or more culpable action of Indemnifying Party (including any reckless or willful misconduct) in connection with the performance of its obligations under this Agreement; or (c) any bodily injury, death of any person, or damage to real or tangible personal property caused by the negligent or more culpable acts or omissions of Indemnifying Party. Notwithstanding anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify, hold harmless, or defend Indemnified Party against any claim (whether direct or indirect) if such claim or corresponding Damages arise out of or result from, in whole or in part, Indemnified Party's (x) gross negligence or more culpable act or omission (including reckless or willful misconduct); or (y) bad faith failure to materially comply with any of its material obligations set forth in this Agreement.

7. Right of Set-off. Notwithstanding anything to the contrary in this Agreement, and without prejudice to any other right or remedy it has or may have, Buyer may, upon providing Seller with fourteen (14) days’ notice, set off or recoup any liability it owes to Seller against any liability for which Buyer or any of its affiliates determines in good faith the Seller is liable to Buyer or its affiliates, whether either liability is matured or unmatured, or arises under (a) this Agreement, (b) that certain Agreement and Bill of Sale as of the date even herewith, by and between the Buyer and Seller; (c) that certain Agreement and Bill of Sale dated as of May 31, 2018, by and between the Seller and the Buyer; (d) that certain Overarching Agreement dated as of the date even herewith, by and among [**] (“[**]”), Buyer, Metallicum, Inc. (“MSI”) and Seller; (e) that certain Non-Exclusive Intellectual Property License Agreement dated on or about December 17, 2018, by and between [**] and MSI; and (f) that certain Sublicense Agreement pursuant to which MSI will sublicense its rights under that certain Exclusive Field-of-Use Patent License Agreement dated as of January 5, 2009 to [**].

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8. Entire Agreement. This Agreement, including and together with all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

9. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

10. Waivers. No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement and signed by an authorized representative of the party waiving its right. Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated and does not operate as a waiver on any future occasion. None of the following constitutes a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement: (a) any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or (b) any act, omission or course of dealing between the parties.

11. Governing Law; Venue. This Agreement, including any exhibits attached hereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware. Each of the parties hereto agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement shall be venued in, and the parties hereby consent to the exclusive jurisdiction of, the courts (whether federal or state) in ****.

12. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this AGREEMENT, including any exhibits attached to this AGREEMENT, is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this AGREEMENT, including any exhibits attached to this AGREEMENT, or the transactions contemplated hereby.

13. Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together is deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

14. Relationship of Parties. Nothing herein creates a joint venture or partnership between the parties to this Agreement or an employee/employer relationship. Neither party to this Agreement has any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement, or undertaking with any third party.

(Signature page follows)

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IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the date first written above by their duly authorized respective officers.

SELLER: Manhattan Scientifics, Inc., a Delaware corporation By: Name: Title: BUYER: [**] By: Name: Title:

(Signature page to Agreement and Bill of Sale)

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EXHIBIT A

TRANSFERRED ASSETS

[**]

A-1

EXHIBIT B

None.

B-1